SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 10, 2004

NATURAL RESOURCE PARTNERS L.P.

(Exact name of registrant as specified in its chapter)

DELAWARE (State or other jurisdiction of incorporation or organization)	001-31465 (Commission File Number)	35-2164875 (IRS Employer Identification No.)

601 Jefferson, Suite 3600 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 751-7507

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Underwriting Agreement
Opinion of Vinson & Elkins L.L.P.
Opinion of Vinson & Elkins L.L.P.
Press Release of the Partnership

Item 5. Other Events.

     On March 10, 2004, Natural Resource Partners L.P. (the “Partnership”) entered into an underwriting agreement with Citigroup Global Markets Inc.; Lehman Brothers Inc.; A.G. Edwards & Sons, Inc.; UBS Securities LLC; Wachovia Capital Markets, LLC; Sanders Morris Harris Inc; Friedman, Billings, Ramsey & Co., Inc. and RBC Capital Markets Corporation in connection with the issuance and sale by the Partnership of 5,250,000 common units. The underwriters were also granted an option to purchase up to an additional 787,500 common units. On March 11, 2004, the Partnership issued a press release related to the offering, which is attached as Exhibit 99.1 to, and incorporated by reference in, this Form 8-K.

Item 7. Financial Statements and Exhibits.

     Each exhibit identified below is filed as part of this report:

Exhibit 1.1	Underwriting Agreement dated as of March 10, 2004 by and among the Partnership and the underwriters named therein
Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities registered
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters
Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1)
Exhibit 99.1	Press Release dated March 11, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natural Resource Partners L.P. (Registrant)

	By:	NRP (GP) LP its General Partner

	By:	GP Natural Resource Partners LLC its General Partner

Date: March 11, 2004	By:	/s/ Wyatt L. Hogan

Wyatt L. Hogan Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 1.1	Underwriting Agreement dated as of March 10, 2004 by and among the Partnership and the underwriters named therein
Exhibit 5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities registered
Exhibit 8.1	Opinion of Vinson & Elkins L.L.P. as to certain tax matters
Exhibit 23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1)
Exhibit 99.1	Press Release dated March 11, 2004